SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

Date of Report (Date of earliest event reported): October 28, 1999
                                                  -----------------


                     HARLEYSVILLE GROUP INC.
     -------------------------------------------------------
      (Exact name of registrant as specified in its charter)


     Delaware                    0-14697        51-0241172
---------------------------      -------        ----------
(State or other jurisdiction    (Commission    (IRS Employer
  of incorporation)            File Number)    Identification No.)


355 Maple Avenue, Harleysville, Pennsylvania        19438
--------------------------------------------      ---------
   (Address of principal executive offices)       (Zip Code)


                         (215) 256-5000
       ---------------------------------------------------
       Registrant's telephone number, including area code


                               N/A
---------------------------------------------------------------
 (Former name or former address, if changed since last report.)


Item 5.   Other Events
------    ------------

     On October 28, 1999, Harleysville Group Inc. issued a press release reporting the earnings of the Company for the third quarter of 1999 and an increase in its share repurchase program for each of Harleysville Group Inc. and Harleysville Mutual Insurance Company to purchase up to 500,000 additional shares of Harleysville Group common stock, up to a total of 1,000,000 shares.

     The information on the repurchase program included in the press release follows:

     On October 27, the boards of both Harleysville Group and Harleysville Mutual Insurance Company authorized repurchase plans for each company to purchase up to 500,000 shares of Harleysville Group common stock, in addition to the 500,000 shares authorized for each company earlier this year. Through October 25, each company had purchased 308,165 shares, at an average price of $15.45 per share, leaving 691,835 authorized shares available for repurchase by each company.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HARLEYSVILLE GROUP INC.
                                   Registrant




                                   /s/ Mark R. Cummins
October 29, 1999                   -------------------------
----------------                   Mark R. Cummins
                                   Executive Vice President,
                                   Chief Investment Officer &
                                   Treasurer